                                                                     EXHIBIT 4.3


     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 22, 1998, is between SECURITY CAPITAL U.S. REALTY, a Luxembourg corporation (the "Company") and STATE
                                                             -------
STREET BANK AND TRUST COMPANY, as trustee (the "Trustee").
                                                -------

                             PRELIMINARY STATEMENT

     The Company and the Trustee have entered into an Indenture, dated as of May 22, 1998 (the "Indenture"). Capitalized terms used herein, not otherwise
               ---------
defined herein, shall have the meanings given them in the Indenture.

     There have heretofore been no Securities authenticated and delivered by the Trustee under the Indenture.

     In Section 301 of Article Three of the Indenture it is provided, among other things, that the Securities may be issued in series, that all Securities of any one series shall be identical, except as otherwise provided, that the Securities of each series may differ as to terms and provisions thereof and that the maximum amount of the Securities issuable of any series may or may not be limited as the Board of Directors shall determine.

     In Section 901 of Article Nine of the Indenture it is provided that, among other things, that the Company and the Trustee, from time to time and at any time, subject to the restrictions in the Indenture contained, may enter into one or more Supplemental Indentures , in form satisfactory to the Trustee (which Supplemental Indenture or Indentures shall thereafter form a part of the Indenture) for the following purposes among others: to add to the covenants and agreements of the Company for the protections of Holders of any series of Securities and to establish the form or terms of Securities of any series.

     The Company desires, for its corporate purposes, to create and issue under and in accordance with the provisions of the Indenture, up to $450,000,000 aggregate principal amount at maturity of Securities to be known as its 2% Senior Unsecured Convertible Notes due 2003 (the "2003 Convertible Notes") and
                                                  ----------------------
to enter into this First Supplemental Indenture to add to the covenants and agreements of the Company for the protection of the Holders of the 2003 Convertible Notes and to establish the form and terms of the 2003 Convertible Notes.

     The form, terms and provisions of the Indenture and the execution thereof by the Company have been duly authorized and all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture and to make the 2003 Convertible Notes, when authenticated by the Trustee, and delivered, the valid and binding obligations of the Company, have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the 2003 Convertible Notes issued under the Indenture on or after the date of this First Supplemental Indenture, as follows:

            THE TERMS AND PROVISIONS OF THE 2003 CONVERTIBLE NOTES

     SECTION 1. The title of the new series of Securities shall be: 2% Senior Unsecured Convertible Notes Due 2003.

     SECTION 2. The maximum aggregate principal amount at maturity of the 2003 Convertible Notes which may be authenticated and delivered under the Indenture (except for 2003 Convertible Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other 2003 Convertible Notes pursuant to Section 304, 305, 306, 906, 1107 or 1305 of the Indenture and except for any 2003 Convertible Notes which pursuant to Section 303 are deemed never to have been authenticated and delivered) is $450,000,000.

     SECTION 3. Principal on the 2003 Convertible Notes shall be payable on May 22, 2003, unless earlier converted at the option of the Holder or redeemed at the option of the Company.

     SECTION 4. Interest on the 2003 Convertible Notes will be payable semi-annually at the rate of 2% per annum on the aggregate principal amount at maturity of the 2003 Convertible Notes in cash in arrears (on the basis of a 360-day year or twelve 30-day months) on May 22 and November 22 (the "Interest
                                                                      --------
Payment Dates") of each year, commencing November 22, 1998. Interest shall be
-------------
payable on the Interest Payment Dates to the persons in whose names the 2003 Convertible Notes are registered at the close of business on the preceding May 8 and November 8, respectively (the "Regular Record Dates").
                                   --------------------

     SECTION 5. The principal of, premium, if any, and interest (including liquidated damages, if any, as determined in accordance with the provisions of the registration rights agreement attached hereto as Annex I) on the 2003 Convertible Notes shall initially be payable, and the 2003 Convertible Notes may be surrendered for registration of transfer, exchange, redemption or conversion and notices or demands to or on the Company with respect to the 2003 Convertible Notes may be served, at the offices of State Street Bank and Trust Company in Boston, Massachusetts and State Street Bank Luxembourg, S.A. in Luxembourg (collectively, the "Paying Agent").
                    ------------

     SECTION 6. The 2003 Convertible Notes may be redeemed, in whole or in part, at the option of the Company, on or after May 23, 2001 upon at least 30 days' notice at the Accreted Value thereof in U.S. Dollars, together with accrued and unpaid interest.

     "Accreted Value" means, as of any date of redemption, the sum of (a)
      --------------
$801.23 (the offering price of each 2003 Convertible Note) and (b) the portion of the excess of (i) the aggregate principal amount of each 2003 Convertible Note over (ii) the offering price of each 2003 Convertible Note that shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each May 22 and November 22 from May 22, 1998 through the date of determination to achieve, during such period, an annual rate of return on the aggregate principal amount of each 2003 Convertible Note equal to 6 3/4, assuming a current rate of return of 2% per annum on the aggregate principal amount of each 2003 Convertible Note.

     For each $1,000 in aggregate principal amount at maturity of the 2003 Convertible Notes, the following table shows the offering price, accrued original issue discount and accreted value of the 2003 Convertible Notes at six-month intervals through May 22, 2003. If the Notes are converted between any two such dates, the accreted value would include an additional amount reflecting the additional original issue discount accrued from the previous date in the table to the conversion date.


                                               ACCRUED ORIGINAL
                                               ----------------
       DATE                    OFFERING PRICE   ISSUE DISCOUNT     ACCRETED VALUE
       ----                    --------------   --------------     --------------
November 22, 1998..........     $  801.23       $   17.04          $     818.27

May 22, 1999...............        801.23           34.66                835.89

November 22, 1999..........        801.23           52.87                854.10

May 22, 2000...............        801.23           71.70                872.93

November 22, 2000..........        801.23           91.16                892.39

May 22, 2001...............        801.23          111.27                912.50

November 22, 2001..........        801.23          132.07                933.30

May 22, 2002...............        801.23          153.57                954.80

November 22, 2002..........        801.23          175.80                977.03

May 22, 2003...............        801.23          198.77              1,000.00


     SECTION 7. The Company shall have no obligation to redeem, repay or repurchase 2003 Convertible Notes pursuant to any sinking fund or analogous provision.

     SECTION 8. The 2003 Convertible Notes will be issued in denominations of $1,000 in principal amount at maturity and integral multiples of $1,000 in excess thereof.

     SECTION 9. The Security Registrar and the Paying Agent initially shall be the Trustee at its offices in Boston, Massachusetts and State Street Bank Luxembourg, S.A. in Luxembourg.

     SECTION 10. The 2003 Convertible Notes are being sold at a discount from their aggregate principal amount at maturity. The rate of interest payable on the 2003 Convertible Notes and the accrual of original issue discount represents a yield to maturity of 6 3/4% per annum (computed on a semi-annual bond equivalent basis, i.e., a daily basis compounded semi-annually). The portion of the principal amount of the 2003 Convertible Notes which is payable upon the declaration of acceleration of their maturity pursuant to Section 502 of the Indenture is the Accreted Value thereof at the time of the declaration of acceleration.

     SECTION 11. The 2003 Convertible Notes shall be issuable in United States dollars.

     SECTION 12. The amount of payments of principal of, premium (if any), or interest (including liquidated damages, if any) on the 2003 Convertible Notes shall not be determined with reference to any index.

     SECTION 13. Payments of principal of, premium (if any), and interest (including liquidated damages, if any) on the 2003 Convertible Notes shall be payable only in United States dollars.

     SECTION 14. Except as set forth below, there are no other provisions granting special rights to the holders of the 2003 Convertible Notes on the occurrence of any event.

          (1) If a Change in Control (as defined below) occurs, each Holder of 2003 Convertible Notes shall have the right to require the Company to repurchase all of such Holder's 2003 Convertible Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000 in aggregate principal amount at maturity, on the date (the "Repurchase Date")
                                                               ---------------
     that is 30 days after the date of mailing of the Company Notice (as defined below), for cash at a price equal to the Accreted Value thereof (the "Repurchase Price") together with accrued and unpaid interest to (including
      ----------------
     liquidated damages, if any), but excluding, the Repurchase Date; provided that any semi-annual payment of interest becoming due on the Repurchase Date shall be payable to the holders of record on the relevant record date of the 2003 Convertible Notes being repurchased.

          (2) Within 30 days following any Change in Control, the Company shall give notice (the "Company Notice') to each Holder of 2003 Convertible Notes
                       --------------
     (with a copy to the Trustee and any other Paying Agent) at such Holder's registered address stating: (i) that an offer ("Offer") is being made
                                                      -----
     pursuant to a Change in Control, the length of time the Offer shall remain open and the Repurchase Date, (ii) the Repurchase Price, the amount of accrued and unpaid interest (including liquidated damages, if any), at the Repurchase Date and (iii) such other information required by applicable law and regulations. Such notice shall also be given by publication in a daily newspaper of general circulation in The City of New York and in Luxembourg or, if publication in Luxembourg is not practical, in Western Europe.

          (3) On any Repurchase Date, the Company will, to the extent lawful and required by the Indenture and such Offer, (i) accept for payment all 2003 Convertible Notes or portions thereof tendered pursuant to such Offer,
     (ii) deposit with the Trustee the aggregate Repurchase Price of all 2003 Convertible Notes or portions thereof accepted for payment together with any accrued and unpaid interest (including liquidated damages, if any), to the Repurchase Date and (iii) deliver or cause to be delivered to the Trustee the 2003 Convertible Notes so accepted together with a Company Certificate stating the aggregate principal amount at maturity of the 2003 Convertible Notes or portions thereof tendered to the Company. The Trustee shall promptly mail to each Holder of 2003 Convertible Notes so accepted, payment in an amount equal to the Repurchase Price for such 2003 Convertible Notes together with any accrued and unpaid interest (including liquidated damages, if any), to the Repurchase Date, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to such Holder a new 2003 Convertible Note equal in aggregate principal amount at maturity to any unpurchased portion of the 2003 Convertible Notes surrendered, provided that each such new 2003 Convertible Note shall be in a principal amount of $1,000 aggregate principal amount at maturity or integral multiples thereof. The Company will publicly announce the results of the Offer on or as soon as practicable after the Repurchase Date.

          (4)  A "Change in Control" will be deemed to have occurred at such
                  -----------------
     time after the original issuance of the 2003 Convertible Notes as:

               (A) any "person" or "group" (as such items are used under Section 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company, Security Capital Group Incorporated or any affiliate of Security Capital Group Incorporated or any employee benefit plan of the Company or any such subsidiary, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of Shares entitling such person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors; or

               (B) there occurs any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (i) any such transaction pursuant to which the holders of the Shares immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares or (b) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Shares solely into shares of common stock).

     SECTION 15. Solely for the benefit of the Holders of the 2003 Convertible Notes, the following shall be additions to the

          (1)  Events of Default set forth in Section 501 of the Indenture:

          (11) failure by the Company to repurchase the 2003 Convertible Notes when and as required by Section 14 of the First Supplemental Indenture following a Change in Control.

          (2)  covenants set forth in Article Ten of the Indenture:

          SECTION 1012.  Limitations on Incurrence of Indebtedness.  The Company
                         -----------------------------------------
     shall not incur (i) Senior Indebtedness that is not subordinated to the same extent as the 2003 Convertible Notes or (ii) Secured Indebtedness that is by its terms senior in right of payment to the 2003 Convertible Notes, except that the Company is permitted to guarantee, on a secured basis and/or a senior unsubordinated basis, the obligations of any Wholly-Owned Subsidiary with respect to any Permitted Indebtedness of such Wholly-Owned Subsidiary. No Wholly-Owned Subsidiary may incur (i) any Indebtedness that is by its terms subordinated in right of payment to any Permitted Indebtedness of such Wholly-Owned Subsidiary, (ii) any Secured Indebtedness if such Wholly-Owned Subsidiary is an obligor under any unsecured Permitted Indebtedness or (iii) any Unsecured Indebtedness if such Wholly-Owned Subsidiary is an obligor under any Secured Indebtedness which is Permitted Indebtedness. It being understood that a Wholly-Owned Subsidiary may refinance Secured Indebtedness with unsecured Indebtedness and vice versa.

          Indebtedness shall be deemed to be incurred by the Company or a Wholly-Owned Subsidiary whenever the Company or such Wholly-Owned Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

          "Permitted Indebtedness" means a line of credit, credit agreement, credit facility, note issuance or similar arrangement entered into by a Wholly-Owned Subsidiary and the lender parties thereto or purchasers thereof, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents) and any other Indebtedness ranking pari passu with any of the foregoing, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced, or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings or notes issued, and all obligations with respect thereto) all or any portion of the Indebtedness under such agreement and whether by the same or any other agent, lender or group of lenders.

          "Secured Indebtedness" means Indebtedness of the types described in clauses (i), (iii) and (iv) of the definition thereof which is secured by any mortgage, lien, charge, pledge or security interest of any kind on any of the properties of the Company or any Wholly-Owned Subsidiary.

          "Senior Indebtedness" means all Indebtedness of the Company which by its terms or the terms of the instrument creating or evidencing such Indebtedness, is senior in right of payment to the 2003 Convertible Notes.

          "Wholly-Owned Subsidiary" means any corporation or other entity, other than a Strategic Investee, of which all of (a) the voting power of the voting equity securities or (b) in the case of a partnership or any other entity other than a corporation, the outstanding equity interests are owned, directly or indirectly, by the Company. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     SECTION 16. The 2003 Convertible Notes shall be issued in the form of fully registered global notes, which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee and the circumstances under which any global note may be transferred to, and registered and exchanged for notes registered in the name of a Person other than DTC shall, except as set forth below, be as set forth in Section 305 of the Indenture. Principal of, premium, if any, and interest payments (including liquidated damages, if any) on the 2003 Convertible Notes will be made to DTC or its nominee.

          (1)  Global Note or Notes.  The Company shall execute and the Trustee
               --------------------
     shall, in accordance with Section 303, authenticate and deliver, such global note or notes, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount at maturity of the 2003 Convertible Notes to be represented by such global note or notes.

               (A)  U.S. Global Note.  2003 Convertible Notes initially offered
                    ----------------
          and sold in reliance on Rule 144A under the Securities Act to qualified institutional buyers (as defined in Rule 144A) shall be issued in the form of a permanent global note in definitive fully registered form without interest coupons, substantially in the form of Exhibit A hereto (the "U.S. Global Note"). The U.S. Global Note shall
          ---------              ----------------
          be deposited on behalf of the purchaser of the 2003 Convertible Notes represented thereby with the custodian for DTC, and registered in the name of a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount at maturity of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the Security Register and the records of the custodian for

          DTC, DTC or its nominee, as the case may be, as herein provided.

               (B)  Regulation S Global Note.  2003 Convertible Notes initially
                    ------------------------
          offered and sold to persons outside the United States in reliance on Regulation S under the Securities Act shall be issued in the form of a permanent global note in definitive fully registered form without interest coupons, substantially in the form of Exhibit B hereto (the
                                                         ---------
          "Regulation S Global Note").  The Regulation S Global Note shall be
          -------------------------
          deposited on behalf of the purchasers of the 2003 Convertible Notes represented thereby with the custodian for DTC, and registered in the name of a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel. The aggregate principal amount at maturity of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the Security Register and the records of the custodian for DTC, DTC or its nominee, as the case may be, as herein provided.

          (2)  Book-Entry Provisions.
               ---------------------

               (A) The Company shall execute and the Trustee shall, in accordance with Section 303, authenticate and deliver, such global note or notes, which (a) shall represent, and shall be denominated in an amount equal to the aggregate principal amount at maturity of the 2003 Convertible Notes to be represented by such global note or notes,
          (b) shall be registered in the name of DTC or its nominee, (c) shall be delivered by the Trustee to the custodian for DTC or pursuant to DTC's instruction and (D) shall bear a legend substantially to the following effect:

               "UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, REDEMPTION OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN."

               Members of, or participants in, DTC shall have no rights under the Indenture or this First Supplemental Indenture with respect to any global note held on their behalf by DTC or its nominee. DTC or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such global note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any global note.

               (B)  Offshore Book-Entry Provisions.  This provision shall apply
                    ------------------------------
          only to the global note deposited on behalf of the purchasers of the 2003 Convertible Notes represented thereby with the custodian for DTC for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel insofar as interests in such global note are held by the agent members of Euroclear or Cedel.

               The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to any such global note insofar as interests in such global note are held by the agent members of Euroclear or Cedel. Account holders or participants in Euroclear and Cedel shall have no rights under the Indenture or this First Supplemental Indenture with respect to such global note, and DTC or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any global note.

          (3)  Definitive Securities.
               ---------------------

               (A) If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for such global notes or if at any time DTC shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor depositary with respect to such global note. If a successor depositary of such global note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or an Event of Default has occurred and is continuing, the Company will execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of individual 2003

          Convertible Notes in exchange of such global note, will authenticate and deliver individual 2003 Convertible Notes of like tenor and terms in definitive form substantially in the form of Exhibit C hereto in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of the global note in exchange for such global note and will bear such transfer restrictions as are set forth in the legend thereto.

               (B) The Company may at any time in its sole discretion determine that the 2003 Convertible Notes issued or issuable in the form of one or more global notes shall no longer be represented by such global note or notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual definitive 2003 Convertible Notes in exchange in whole or in part for such global note, will authenticate and deliver individual definitive 2003 Convertible Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of such global note or notes representing such series in exchange for such global note or notes.

               (C) In any exchange provided for in any of the paragraphs (3)(A) and (3)(B) of this Section 16 of the First Supplemental Indenture, the Company will execute and the Trustee will authenticate and deliver individual definitive 2003 Convertible Notes in authorized denominations for global notes of the same series or any integral multiple thereof. Upon the exchange of a global note for individual definitive 2003 Convertible Notes, such global note shall be cancelled by the Trustee. Definitive 2003 Convertible Notes issued in exchange for a global note pursuant to this Section 16 of the First Supplemental Indenture shall be registered on the Security Register in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such definitive 2003 Convertible Notes to the persons in whose names such 2003 Convertible Notes are so registered in accordance with DTC's instructions.

     SECTION 17. Interest on the 2003 Convertible Notes will be payable to the Persons in whose name the 2003 Convertible Notes are registered at the close of business on the Regular Record Date for such interest.

     SECTION 18. Section 1402 and Section 1403 of the Indenture shall be applicable to the 2003 Convertible Notes.

     SECTION 19. 2003 Convertible Notes are issuable in definitive form only in accordance with the provisions of Section 16 of this First Supplemental Indenture.

     SECTION 20. The 2003 Convertible Notes are not issuable, and will not be issued, upon the exercise of debt warrants.

     SECTION 21. The Company will not pay any Additional Amounts on the 2003 Convertible Notes to a Holder who is not a United States person in respect of any tax, assessment or governmental charge.

     SECTION 22.

          (1)  Conversion Privilege.
               --------------------

               (A)  Subject to and upon compliance with the provisions of this
          Section 22 of the First Supplemental Indenture, the entire outstanding aggregate principal amount at maturity of the 2003 Convertible Notes, or any portion thereof, is convertible into Shares at the option of the Holder at any time prior to maturity, unless previously redeemed in accordance with Sections 6 or 14 of this First Supplemental Indenture, at a conversion rate of 52.7819 Shares per $1,000 aggregate principal amount at maturity of 2003 Convertible Notes (the "Conversion Rate"). The Conversion Rate shall be adjusted in certain
           ---------------
          instances as provided in paragraph (3) of this Section 22 of the First Supplemental Indenture.

               (B) On conversion of the entire outstanding aggregate principal amount at maturity of the 2003 Convertible Notes, or any portion thereof, (x) any interest (including liquidated damages, if any) that is past due on the aggregate principal amount at maturity of such 2003 Convertible Notes that are being converted shall be paid to the Holder thereof and (y) that portion of accrued and unpaid interest (including liquidated damages, if any) attributable to the period from the most recent Interest Payment Date to the date of conversion with respect to the aggregate principal amount at maturity of the 2003 Convertible Notes that are being converted and interest thereon shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof, along with the aggregate principal amount at maturity of the 2003 Convertible Notes being converted, through the delivery of the Shares (together with the cash payment, if any, in lieu of a fractional Share) in exchange for the 2003 Convertible Notes being converted pursuant to the terms hereof. A fractional Share will not be issued upon conversion, instead cash will be paid in lieu of issuing a fractional Share based on the net asset value of the Company on the valuation date immediately preceding the conversion date.

          (2)  Exercise of Conversion Privilege.
               --------------------------------

               (A) Beneficial owners of interests in a global note may exercise their right of conversion by delivering to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, in the case of conversion through Euroclear or Cedel, in accordance with Euroclear's or Cedel's normal operating procedures when application has been made to make the underlying Shares eligible for trading on Euroclear or Cedel. To convert a 2003 Convertible Note held in certificated form into Shares, a holder must (i) complete and manually sign the conversion notice on the back of a definitive 2003 Convertible Note (or complete and manually sign a facsimile thereof) and deliver such notice to the Trustee in Boston, Massachusetts or the Paying Agents in Boston, Massachusetts or Luxembourg, (ii) surrender the definitive 2003 Convertible Note to the Trustee in Boston, Massachusetts or the Paying Agents in Boston, Massachusetts or Luxembourg, as the case may be,
          (iii) if required, furnish appropriate endorsements and transfer documents, (iv) if required, pay all transfer or similar taxes, and
          (v) if required, pay funds equal to interest payable on the next succeeding Interest Payment Date. The date on which all of the foregoing requirements have been satisfied is the date of surrender for conversion. Such notice of conversion can be obtained from the Trustee at its Corporate Trust Office or at the office of any Paying Agent. Any definitive 2003 Convertible Note surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the aggregate principal amount at maturity of the 2003 Convertible Notes being surrendered for conversion. In the case of any 2003 Convertible Note which has been converted after any Regular Record Date, but on or before the next Interest Payment Date, interest due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion. Such interest shall be paid to the Holder of such 2003 Convertible Note on such Regular Record Date. A Holder that surrenders 2003 Convertible Notes for conversion on a date that is not an Interest Payment Date will not receive any interest for the period from the Interest Payment Date next preceding the date of conversion to the date of conversion or for any later period, even if the 2003 Convertible Notes are surrendered after a notice of redemption. No other payment or adjustment for interest, or for any dividends in respect of Shares, will be made upon conversion. Holders of Shares issued upon conversion will not be entitled to receive any dividends payable to holders of Shares as of any record time before the close of business on the conversion date. No fractional Share will be issued upon conversion but, in lieu thereof, the equivalent amount will be paid in cash by the Company based on the net asset value on the valuation date immediately preceding the conversion date.

               (B) A 2003 Convertible Note surrendered before the close of business shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the 2003 Convertible Note for conversion in accordance with the foregoing provisions, and, at such time, the rights of the Holder of the 2003 Convertible Note as a Holder shall cease, in whole or in part to the extent converted, and the Person or Persons entitled to receive the Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Shares at such time. As promptly as practicable on or after the day of conversion, the Company shall have First European Transfer Agent S.A., the transfer agent for the Shares, register the Shares on the Share Register of the Company and issue and shall deliver to the Trustee at its principal office or other office or agency which it may designate in writing a certificate or certificates for the number of Shares issuable upon conversion, together with payment in lieu of any fractional Share. The Trustee will forward such to the appropriate Paying Agent for delivery to the Holder entitled thereto. Such Shares issuable upon conversion of the Notes will be fully paid and nonassessable

               (C) If a 2003 Convertible Note is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new 2003 Convertible Note or Notes of authorized denominations in aggregate principal amount at maturity equal to the unconverted portion of the aggregate principal amount at maturity of the 2003 Convertible Notes.

          (3)  Adjustments of Conversion Rate; Certain Other Adjustments.
               ---------------------------------------------------------

               (A) To the extent permitted by the Company's Articles of Incorporation, in case the Company shall issue or sell any Shares or is deemed to have issued or sold such Shares pursuant to Section
          (3)(B) below (except as provided in (3)(E)) for a consideration per Share less than 94% (or 100% if a stand-by underwriter is used and charges the Company a commission) of the closing market price on the principal exchange on which the Shares are then traded (the "Closing Price") per Share immediately prior to the pricing of such issuance or sale, then immediately after such issuance or sale the Conversion Rate shall be determined by multiplying (i) the Conversion Rate in effect immediately prior to such issuance or sale by (ii) a fraction, the numerator of which shall be the total number of Shares outstanding (and deemed to be outstanding pursuant to (3)(B) below) immediately after such issuance or sale and the denominator of which shall be the sum of (x) the number of Shares outstanding (and deemed to be outstanding pursuant to (3)(B) below) immediately prior to the pricing of such issuance or sale and (ii) the number of Shares (rounded up to the nearest Share) that the Company could purchase with the aggregate gross proceeds received from the issuance or sale of such Shares at 94% (or 100% in the case of a stand-by underwriting) of the Closing Price per Share immediately prior to such issuance or sale. For purposes of this paragraph (3), the Shares into which the 2003 Convertible Notes are convertible shall not be deemed to be outstanding. Notwithstanding the foregoing, no adjustment of the Conversion Rate shall be required pursuant to this paragraph (3)(A) unless such adjustment would require an increase of at least one percent in the Conversion Rate, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall require an increase of at least one percent in the Conversion Rate.

               (B) For the purposes of this paragraph (3), the following paragraphs (i) - (vii), inclusive, shall also be applicable:

                    (i) In case the Company shall grant, (whether directly or by assumption in a merger or otherwise) to holders of Shares any rights (including options and warrants) to subscribe for, or any rights, options or warrants to purchase, Shares or any stock or other securities convertible into or exchangeable for Shares (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such
                              ----------------------
               rights, options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Shares are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights, options or warrants, plus the minimum aggregate amount of additional consideration, if any, payable upon the exercise of such rights, options or warrants, plus, in the case of any such rights, options or warrants which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the exercise of such rights, options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants) shall be less than 94% of the Closing Price per Share in effect immediately prior to the time of the granting of such rights, options or warrants, then the total maximum number of Shares issuable upon the exercise of such rights, options or warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights, options or warrants shall (as of the date of granting of such rights, options or warrants) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph (3)(D) below, no further adjustments of the Conversion Rate shall be made upon the actual issuance of such Shares or of such Convertible Securities upon exercise of such rights, options or warrants or upon the actual issue of such Shares upon conversion or exchange of such Convertible Securities.

                    (ii) In case at any time the Company shall issue (whether directly or by assumption in a merger or otherwise, but not by way of a dividend or other similar type of distribution) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than 94% of the Closing Price per Share in effect immediately prior to the time of the pricing of such issuance or sale, then the total maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided that (a)
                                                             --------
               except as provided in paragraph (3)(D), no further adjustments of the Conversion Rate shall be made upon the actual issue of such Shares upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Rate have been or are to be made pursuant to other provisions of this paragraph
               (3)(B), no further adjustment of the Conversion Rate shall be made by reason of such issue or sale.

                    (iii) In case at any time the Company shall declare a dividend or make any other distribution upon any Shares payable in Shares, any Shares issuable in payment of such dividend or distribution shall be deemed to have been issued or sold with zero consideration.

                    (iv)   Subject to the last sentence of this paragraph
               (3)(B)(iv), in case the Company shall, by dividend or otherwise, distribute to all holders of its Shares and/or any other class of capital stock, evidences of its indebtedness, shares of any class of capital stock, cash or assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph (3)(B)(i) above, (y) any dividend or distribution paid exclusively in cash out of the retained earnings of the Company and (z) any dividend or distribution referred to in (3)(B)(iii) above), then, in lieu of the adjustments provided for in paragraph (3)(A), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph (3)(B)(iv) by a fraction of which the numerator shall be the current market price (as defined below) per Share on the date of such effectiveness and the denominator shall be the current market price per share (determined as provided in paragraph (3)(B)(vi)) on the date of such effectiveness less the fair market value (as determined by the Company), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one Share, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If the Company determines the fair market value of any distribution for purposes of this paragraph (3)(B)(iv) by reference to the actual or when issued trading market value for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (3)(B)(vi). For purposes of this paragraph (3)(B)(iv), any dividend or distribution that includes Shares, rights, options or warrants to subscribe for or purchase Shares or other securities convertible into or exchangeable for Shares shall be deemed instead to be
               (a)(x) a dividend or distribution of the evidences of indebtedness, cash, assets or shares other than such Shares, such rights, options or warrants or such other convertible or exchangeable securities (making any Conversion Rate adjustment required by paragraph (3)(B)(iv)) immediately followed by (y) in the case of such Shares or such rights, options or warrants, a dividend or distribution thereof (making any further Conversion Rate adjustment required by paragraph (3)(B)(i) and paragraph
               (3)(B)(iii), and any Shares included in such dividend or distribution shall be deemed to be "outstanding" within the meaning of paragraph (3)(A)) or (b) in the case of such other convertible or exchangeable securities, a dividend or distribution of such number of Shares as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further Conversion Rate adjustment required by paragraph (3)(B)(iii), and any Shares deemed to constitute such dividend or distribution shall be deemed to be "outstanding" within the meaning of paragraph (3)(A)).

                    (v) In case at any time any Shares or Convertible Securities or any rights, options or warrants to purchase any such Shares or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid by the purchaser therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case at any time any Shares or Convertible Securities or any rights, options or warrants to purchase any such Shares or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Company, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any Shares or Convertible Securities or any rights, options or warrants to purchase any such Shares or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Company. In case at any time any rights, options or warrants to purchase any Shares or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights, options or warrants by the parties thereto, such rights, options or warrants shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Company.

                    (vi) In case at any time the Company shall take a record of the holders of Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Shares or in Convertible Securities, or (ii) to subscribe for or purchase Shares or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Shares or Convertible Securities deemed to have been issued or sold upon the payment of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (vii)  For the purpose of any computation under paragraph
               (3)(B)(iv) above, the current market price per Share on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive trading days commencing 45 days before such date (or if less than 30 consecutive trading days, for the maximum number of consecutive trading days elapsed commencing 45 days before such date).

               (C) In case at any time the Company shall subdivide its outstanding Shares into a greater number of Shares, the Conversion Rate in effect immediately prior to such subdivision shall be proportionately increased and conversely, in case the outstanding Shares of the Company shall be combined into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination shall be proportionately decreased.

               (D) If the purchase price provided for in any right, option or warrant referred to in paragraph (3)(B)(i), or the rate at which any Convertible Securities referred to in paragraphs (3)(B)(i) or (ii) are convertible into or exchangeable for Shares, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Conversion Rate then in effect hereunder shall forthwith be increased or decreased to such Conversion Rate as would have obtained had the adjustments made upon the granting or issuance of such right, option, warrant or Convertible Securities been made upon the basis of (i) the issuance of the number of Shares theretofore actually delivered upon the exercise of such right, option or warrant or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (ii) the granting or issuance at the time of such change of any such right, option, warrant or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price. On the expiration of any right, option or warrant referred to in paragraph
     (3)(B)(i), or on the termination of any right to convert or exchange any Convertible Securities referred to in paragraphs (3)(B)(i) or (ii), the Conversion Rate shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such right, option, warrant or Convertible Securities been made upon the basis of the issuance or sale of only the number of Shares actually issued upon the exercise of such right, option or warrant or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right, option or warrant, or the rate at which any such Convertible Securities are convertible into or exchangeable for Shares, shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Shares upon the exercise of any such right, option or warrant or upon conversion or exchange of any such Convertible Security, the Conversion Rate then in effect hereunder shall forthwith be adjusted to such Conversion Rate as would have obtained had the adjustments made upon the issuance of such right, option, warrant or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the Shares delivered as aforesaid.

               (E) The Company shall not be required to make any adjustment of the Conversion Rate in the case of:

                    (i) the issuance of any Shares in exchange for, or on conversion of (in either case, on a one-for-one basis), any shares of another class or series; provided that the only
                                                  --------
               material differences between (i) the Shares surrendered in exchange or converted, and (ii) the shares of another class or series thereupon issued, with respect to their relative powers, designations, preferences, and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions of such powers, preferences or rights, are differences in voting rights;

                    (ii) the issuance of the 2003 Convertible Notes and the issuance of any Shares upon conversion of any such 2003 Convertible Notes;

                    (iii) the issuance of Shares pursuant to the exercise of stock options or warrants (i) outstanding, authorized or issued to directors of the Company or (ii) issued by an entity as to which or with which the Company merges, combines or consolidates or, prior to date hereof, has merged, combined or consolidated; or

                    (iv) Holders of 2003 Convertible Notes being able to participate in the transaction described in the Section (3)(B) on the same terms, conditions and provisions as the holders of Shares on the basis of a 2003 Convertible Note being converted immediately prior to the occurrence of said transaction.

               (F) In case of any consolidation or merger of the Company with or into any other corporation or any merger of another Person into the Company (other than a merger in which the Company is the surviving Person) or any statutory exchange of securities with another Person or the sale or other disposition of all or substantially all of the properties and assets of the Company to any other Person, there shall be no adjustment of the Conversion Rate pursuant to paragraph (3), but the holder of a 2003 Convertible Note shall have the right after such consolidation, merger, statutory exchange, sale or conveyance to convert a 2003 Convertible Note into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of Shares into which a 2003 Convertible Note might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Shares exercises his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance in the same manner as did the holders of a majority (or if there shall be no majority, in the same manner as did the holders of a plurality) of the Shares in such transaction. The Company shall provide to the registered holder at least 30 days' prior written notice of the scheduled occurrence of an event described in this paragraph (3)(F).

               The above provisions of this paragraph (3)(F) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

          (4)  Notice of Adjustments of Conversion Rate. Whenever the Conversion
               ----------------------------------------
     Rate is adjusted as herein provided:

               (A) the Company shall compute the adjusted Conversion Rate in accordance with paragraph (3) and shall prepare a certificate signed by an Authorized Officer setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed in the minute book of the Company and a copy delivered to the Trustee;

               (B) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to the holders at the addresses appearing in the Security Register (with a copy to the Trustee) and a notice shall be published in a daily newspaper of general circulation in the United States and in a daily newspaper of general circulation in Luxembourg, or if publication in Luxembourg is not practical, elsewhere in Western Europe; and

               (C) the certificate of the Authorized Officer setting forth the adjusted Conversion Rate shall be conclusive evidence that the adjustment is correct absent manifest error.

          (5)  Notice of Certain Corporate Action. In case:
               ----------------------------------

               (A) the Company shall declare a dividend (or any other distribution) on its Shares, other than cash dividends payable from current earnings; or

               (B) the Company shall authorize the granting of its (i) rights or warrants to subscribe for or purchase any Shares of any class, or
          (ii) any other rights; or

               (C) of any reclassification of the Shares of the Company (other than a subdivision or combination of its outstanding Shares), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (D) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

          then the Company shall cause to be filed in the minute book of the Company and shall cause to be mailed to the Holders of the 2003 Convertible Notes at the Holders' last addresses appearing in the Security Register, at least 30 days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

          (6)  Company to Reserve Shares. The Company shall at all times reserve
               -------------------------
          and keep available, free from preemptive rights, out of its authorized but unissued Shares, for the purpose of effecting the conversion of the 2003 Convertible Notes, the full number of Shares then issuable upon the conversion of all outstanding 2003 Convertible Notes, and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder.

          (7)  Taxes on Conversion. The Company will pay any and all stamp and
               -------------------
          transfer taxes that may be payable in respect of the issue or delivery of Shares on conversion of the 2003 Convertible Notes pursuant to the terms hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Shares in a name other than that of the Holder of the 2003 Convertible Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          (8)  Covenant as to Shares. The Company covenants that all Shares
               ---------------------
          which may be issued upon conversion of the 2003 Convertible Notes will upon issue be duly authorized, validly issued, fully paid and nonassessable.

          (9)  Registration and Listing of the Shares. If any Shares required to
               --------------------------------------
          be reserved for purposes of conversions of 2003 Convertible Notes hereunder require registration with or approval of any governmental authority under any law before such

          Shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use commercially reasonable efforts to cause such Shares to be duly registered or approved, as the case may be. So long as the Shares are listed on any securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of Shares issuable upon conversion of the then outstanding 2003 Convertible Notes and maintain the listing of such Shares after their issuance.

          (10) Temporary Increase in Conversion Rate. The Company from time to
               -------------------------------------
     time may to the extent permitted by the Company's Articles of Incorporation increase the Conversion Rate by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days notice of such increase, if the Board of Directors has made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. The Company may also, at its option, make such increases in the Conversion Rate, in addition to that set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          (11) Rights Plan. If the Company implements a shareholder rights plan,
               -----------
     such rights plan must provide that upon conversion of the 2003 Convertible Notes the Holders will receive, in addition to the Shares issuable upon such conversion, the rights issued under such plan (notwithstanding the occurrence of an event causing such rights to separate from the Shares at or prior to the time of conversion).

     SECTION 23. The 2003 Convertible Notes are subordinate to the guarantee by the Company of the borrowings of Security Capital Holdings S.A. ("HOLDINGS") under the provisions of a secured revolving credit facility (the "Credit Facility") dated June 12, 1996, as supplemented, amended, renewed or modified from time to time entered into between HOLDINGS and Commerzbank AG, New York Branch, as administrative agent (the "Administrative Agent"). Pursuant to the terms of the Credit Facility, the Company and the Trustee, solely in its capacity as trustee are required to enter into a subordination agreement (a "Subordination Agreement") perfecting the interest of the lenders under the Credit Facility. Pursuant to the terms of the Subordination Agreement, the Trustee will not permit the terms of any of the 2003 Convertible Notes to be changed in such a manner as to have an adverse effect upon the rights of the Administrative Agent or and of the lenders under the Credit Facility. In addition, in specified circumstances, the terms of the Subordination Agreement require that certain payments be made to the lenders under the Credit Facility before any payments may be made to the Holders and that the Trustee take certain actions in those circumstances in furtherance of assuring that such payments be made to the lenders under the Credit Facility before any payments are made to Holders. The Company hereby authorizes the Trustee to execute and deliver the form of Subordination Agreement attached hereto as Annex II.

     IN WITNESS HEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and the corporate seal of the Trustee to be hereunto affixed and attested, all as of the day and year first above written.

                              SECURITY CAPITAL U.S. REALTY



                              By: /s/ Gerald Morgan
                                  ------------------------------
                              name: Gerald Morgan
                              title: Senior Vice President


Attest:

/s/ Ariel Amir
--------------------------------
name: Ariel Amir
title: Vice President



                              STATE STREET BANK AND TRUST COMPANY,
                              As Trustee


                              By: /s/ Carolina Altomare
                                  ------------------------------
                              name: Carolina Altomare
[SEAL]                        title: Assistant Vice President

Attest:

/s/ N. V. Ashtim
--------------------------------
Assistant Secretary